Exhibit 99.1

            MEDI-HUT ANNOUNCES ENGAGEMENT OF NEW INDEPENDENT AUDITORS

     Wall Township, New Jersey (May 15, 2003): Medi-Hut Co., Inc. ("Medi-Hut" or the "Company") announced today that it has engaged the accounting firm, Eisner LLP ("Eisner"), as its new independent auditors. In that capacity, Eisner will perform audits of the balance sheets of Medi-Hut as of October 31, 2002 and 2001 and the related statements of operations, stockholders' equity and cash flows for each of the years then ended. Eisner also will review Medi-Hut's quarterly reports on Form 10-QSB for the quarters ended January 31, 2003, 2002, and 2001, April 30, 2003, 2002 and 2001 and July 31, 2002 and 2001.

     David LaVance, Chief Executive Officer of Medi-Hut, commented that "the engagement of Eisner, a well respected accounting firm with significant experience in financial reporting by publicly traded companies, will enable the Company to properly review the financial performance of the Company for the past several years so that Medi-Hut will be in the position to restate, where necessary, any prior reports during such years containing inaccurate financial results."

     As previously disclosed by the Company, the financial results contained in the quarterly reports on Form 10-QSB for the quarters ended July 31, 2001, January 31, 2002, April 30, 2002, and July 31, 2002, and the annual report on Form 10-KSB for the fiscal year ended October 31, 2001 are currently under review by the Company and should not be relied upon by investors and shareholders. With the assistance of the Company's new independent auditors, the Company intends to reissue these filings in the near future as appropriate.

     Statements about the Company's future expectations, including future revenues and earnings, and all other statements in this press release other than historical facts are forward looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as that term is defined in the Private Securities Litigation Reform Act of 1995. The Company intends that such forwarding-looking statements shall be subject to the safe harbors created thereby. Since these statements involve risks and uncertainties and are subject to change at any time, the Company's actual results could differ materially from expected results.

Contact:  Adele Ehlin
          Chief, Investor Relations
          (732) 919-2799